UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2006
INCO LIMITED
(Exact name of Registrant as specified in its charter)

CANADA	1-1143	98-0000676
(Province or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number (if applicable))
145 King Street West, Suite 1500,
Toronto, Ontario M5H 4B7
(416) 361-7511
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On September 5, 2006, Inco Limited (“Inco”) and Phelps Dodge Corporation (“Phelps Dodge”) entered into an agreement (the “Termination Agreement”) in which they agreed to terminate the combination agreement between Inco and Phelps Dodge dated as of June 25, 2006, as subsequently amended by a waiver and amendment to the combination agreement dated as of July 16, 2006 (as amended, the “Combination Agreement”). As a result of the termination of the Combination Agreement, the special meeting of Inco shareholders called for September 7, 2006 to consider the proposed arrangement with Phelps Dodge has been cancelled. Pursuant to the Termination Agreement and consistent with the terms of the Combination Agreement, Inco today is paying Phelps Dodge US$125 million as a termination fee and has agreed that if an Italy Competing Proposal (as such term is defined in the Combination Agreement) is consummated on or prior to September 7, 2007, Inco will pay Phelps Dodge, within one business day after demand by Phelps Dodge, a further US$350 million.

The descriptions of the Combination Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to Item 1.01 and Exhibit 2.1 to Form 8-K (File No. 001-01143) filed June 30, 2006 and Item 1.01 and Exhibit 2.1 to Form 8-K (File No. 001-01143) filed July 20, 2006, which are incorporated into this report by reference, and to the Termination Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.
Important Legal Information
In response to the takeover offer by CVRD, Inco has filed with the U.S. Securities and Exchange Commission (“SEC”) a Solicitation/Recommendation Statement on Schedule 14D-9 and amendments thereto (as so amended, the “14D-9”). INCO’S SECURITY HOLDERS ARE URGED TO READ THE 14D-9, AND ANY AMENDMENTS INCO MAY FILE THERETO, BECAUSE IT, AND ANY SUCH AMENDMENTS, WILL CONTAIN IMPORTANT INFORMATION ABOUT CVRD’S PROPOSED COMBINATION WITH INCO.
Investors and security holders may obtain copies of the 14D-9 and Inco’s public filings made from time to time with the Canadian Securities Regulators, at www.sedar.com, and with the SEC at the SEC’s web site, www.sec.gov, free of charge. The 14D-9 and Inco’s other public filings may also be obtained free of charge at www.inco.com or by contacting Inco’s media or investor relations departments.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

Item 9.01 Financial Statements and Exhibits.
10.1	Termination agreement, dated September 5, 2006, between Inco Limited and Phelps Dodge Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INCO LIMITED

By:	/s/ Simon A Fish

Simon A. Fish, Esq.
Executive Vice-President, General Counsel
and Secretary
Date:   September 5, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Termination agreement, dated September 5, 2006, between Inco Limited and Phelps Dodge Corporation